As filed with the Securities and Exchange Commission on February 19, 2021

Registration No. 333- 252266

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
AMENDMENT NO. 2 TO FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Kensington Capital Acquisition Corp. II (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	86-1326226 (I.R.S. Employer Identification Number)
1400 Old Country Road, Suite 301 Westbury, New York 11590 (703) 674-6514
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Justin Mirro c/o Kensington Capital Acquisition Corp. II 1400 Old Country Road, Suite 301 Westbury, New York 11590 (703) 674-6514
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Charles. A. Samuelson Gary J. Simon Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 (212) 837-6000	David J. Goldschmidt Gregg A. Noel Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant(1)	23,000,000 Units	$10.00(2)	$ 230,000,000(2)	$25,093.00
Shares of Class A common stock included as part of the units(3)	23,000,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	5,750,000 Redeemable Warrants	—	—	— (4)
Shares issuable upon exercise of redeemable warrants included as part of the units	5,750,000 Shares	$11.50(5)	$ 66,125,000(5)	$7,214.24
Total	$ 296,125,000	$32,307.24(6)

(1)      Includes 3,000,000 units, consisting of 3,000,000 shares of Class A common stock and 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(2)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)      Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)      No fee pursuant to Rule 457(g) under the Securities Act.

(5)      Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(6)      Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Kensington Capital Acquisition Corp. II is filing this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-252266) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Information not required in prospectus

Item 16.  Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
1.1*	Form of Underwriting Agreement.
3.1*	Certificate of Incorporation
3.2*	Form of Amended and Restated Certificate of Incorporation
3.3*	Bylaws
4.1*	Specimen Unit Certificate
4.2*	Specimen Class A Common Stock Certificate
4.3*	Specimen Warrant Certificate (included in Exhibit 4.4)
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1**	Opinion of Hughes Hubbard & Reed LLP
10.1*	Promissory Note, dated January 4, 2021 issued to Kensington Capital Sponsor II LLC
10.2*	Form of Letter Agreement among the Registrant and the Registrant’s officers and directors and Kensington Capital Sponsor II LLC and its members
10.5*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.6*	Form of Registration Rights Agreement between the Registrant and Kensington Capital Sponsor II LLC
10.7*	Securities Subscription Agreement, dated January 4, 2021 between the Registrant and Kensington Capital Sponsor II LLC
10.8*	Form of Services Agreement between the Registrant and DEHC LLC
10.9*	Warrants Subscription Agreement between the Registrant and Kensington Capital Sponsor II LLC
10.10*	Form of Indemnity Agreement
14*	Form of Code of Ethics
23.1*	Consent of Marcum LLP
23.2**	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1)
24*	Power of Attorney (included on the signature page to the initial filing of this Registration Statement)
99.1*	Consent of Thomas LaSorda
99.2*	Consent of Anders Pettersson
99.3*	Consent of Mitchell Quain
99.4*	Consent of Donald Runkle
99.5*	Consent of Matthew Simoncini

*Previously filed.

**Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th of February, 2021.

KENSINGTON CAPITAL ACQUISITION CORP. II

By:	/s/ Justin Mirro
	Name:	Justin Mirro
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Justin Mirro	Chairman and Chief Executive Officer (Principal Executive Officer)	February 19, 2021
Justin Mirro
/s/ Daniel Huber	Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2021
Daniel Huber
/s/ Robert Remenar	Vice Chairman and President	February 19, 2021
Robert Remenar